EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Vinson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2022-C18 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Custodian, Computershare Trust Company, National Association, as Certificate Administrator, Park Bridge Lender Services LLC, as Operating Advisor, KeyBank National Association, as Primary Servicer, Wells Fargo Bank, National Association, as Primary Servicer for the Wyndham National Hotel Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Wyndham National Hotel Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Wyndham National Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Wyndham National Hotel Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Wyndham National Hotel Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Wyndham National Hotel Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Wyndham National Hotel Portfolio Mortgage Loan, KeyBank National Association, as Master Servicer for the Hamilton Portfolio Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Hamilton Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Hamilton Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Hamilton Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Hamilton Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Autokiniton Industrial Portfolio Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Autokiniton Industrial Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Autokiniton Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Autokiniton Industrial Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Autokiniton Industrial Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Crossgates Commons Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Crossgates Commons Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Crossgates Commons Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Crossgates Commons Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Crossgates Commons Mortgage Loan, KeyBank National Association, as Primary Servicer for the Park West Village Mortgage Loan, KeyBank National Association, as Special Servicer for the Park West Village Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Park West Village Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Park West Village Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Park West Village Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Phoenix Industrial Portfolio IX Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Phoenix Industrial Portfolio IX Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Phoenix Industrial Portfolio IX Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Phoenix Industrial Portfolio IX Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Phoenix Industrial Portfolio IX Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Saks Fulfillment Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Saks Fulfillment Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Saks Fulfillment Center IX Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Saks Fulfillment Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Saks Fulfillment Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for 469 7th Avenue Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 469 7th Avenue Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 469 7th Avenue Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 469 7th Avenue Mortgage Loan, and Pentalpha Surveillance LLC, as Operating Advisor for the 469 7th Avenue Mortgage Loan.

Dated: March 14, 2023

/s/ Daniel Vinson

Daniel Vinson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)